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                                                                     EXHIBIT 21


                   HUNTSMAN PACKAGING CORPORATION SUBSIDIARIES
                    STATES OF INCORPORATION AND QUALIFICATION



COMPANY NAME & STATE/                                            STATE/COUNTRY
COUNTRY OF INCORPORATION                                        QUALIFICATIONS
------------------------                                        --------------


Huntsman Bulk Packaging Corporation (Utah) .............................. Utah

Huntsman Deerfield Films Corporation(Massachusetts) ............ Massachusetts
                                                                      Kentucky

Huntsman Film Products of Canada Ltd. (Ontario) ...................... Ontario

Huntsman Film Products of Mexico, Inc. (Utah) ........................... Utah

Huntsman United Films Corporation (Georgia) .......................... Georgia
                                                                       Indiana
                                                                          Utah

Huntsman Container Corporation International (Utah) ......................Utah

Huntsman Packaging U.K. Limited (United Kingdom) ......................England

Huntsman Packaging Georgia, Inc. (Georgia) ............................Georgia

Huntsman Preparatory, Inc. (Utah) ....................................... Utah

Huntsman Film Products GmbH (Germany) ................................ Germany

Huntsman Film Products Pty. Ltd. (Australia) ....................... Australia

HPC Investment, Inc. (Utah) ............................................. Utah

Huntsman Packaging of Canada, LLC (Utah) ...................  British Columbia
                                                                          Utah